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              CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.

                                                                    Exhibit 10.4

                    AGREEMENT REGARDING DATA-RELATED MATTERS

     This Agreement regarding Data-related Matters (the "Agreement"), is made and entered into this 16th day of April, 1999, by and between M2Direct, Inc., a Georgia corporation ("M2Direct") and Control Group, Ltd. ("Control"), a Delaware corporation and a wholly owned subsidiary of M2Direct, on one hand; and The Provident Bank, an Ohio corporation ("Provident"), on the other hand.

                                   Recitals:

     (1) Control and Provident entered into that certain Service Agreement dated as of June 30, 1997 (the "Service Agreement"), under which Control has provided certain direct marketing services to Provident, including services generally referred to by Control and Provident as Flights IV and V.

     (2) Although Provident and M2Direct/Control intend to continue doing business together, they desire to make certain arrangements that will apply if their business relationship terminates.

     For and in consideration of the recitals stated above, the terms, conditions, representations, warranties and undertakings of the parties described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE 1
                          CERTAIN DATA-RELATED MATTERS

     (A) M2Direct hereby grants to Provident a non-exclusive license to use all Provident-specific algorithms/models housed at M2Direct. M2Direct further agrees to assist Provident in translating such models into SAS, C, or Assembler programming code when Provident requests. For such programming assistance Provident shall pay M2Direct its costs, as documented to the reasonable satisfaction of Provident, plus ***%.

     (B) If at any time in the future the relationship between M2Direct and Provident ends, M2Direct shall grant to Provident access to the Master File Database of Performance Data, a division of Trans Union, for a period of three years, to the extent permitted under the terms of the database agreement between Control and Trans Union. For this access Provident shall pay M2Direct its costs (including associated data processing charges), as documented to the reasonable satisfaction of Provident, plus ***%. During the three-year period M2Direct shall periodically deliver lists extracted from the Master File Database in the format requested by Provident, and with requested data sets, to the extent that it is reasonably practicable for M2Direct to do so.

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*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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              CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.


                                   ARTICLE 2
                                 MISCELLANEOUS

     2.1  Time of the Essence.  Time is of the essence of this Agreement.
          -------------------

     2.2  Governing Law.  This Agreement shall be interpreted, construed, and
          -------------
enforced in accordance with the laws of the State of Ohio.

     2.3  Counterparts.  This Agreement may be executed simultaneously in
          ------------
several counterparts, each of which shall be deemed an original; but all of which together shall constitute one document.

     2.4  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of M2Direct and Provident.

     2.5  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties hereto with respect to the transactions covered hereby and there are no representations, warranties, agreements, undertakings or conditions, express or implied, except as set forth herein.

     2.6  Amendment and Waiver.  This Agreement may not be amended,
          --------------------
supplemented, or otherwise modified except by an instrument in writing signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     2.7  Severability.  Every provision of this Agreement is intended to be
          ------------
severable, and if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     2.8  Construction.  The parties to this Agreement have participated jointly
          ------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed to also refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

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              CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.



     The undersigned have signed this Agreement as of the date stated above.



Provident Bank                          M2Direct, Inc.


By: /s/ Robert M. Molter                By: /s/ John P. Kelly
    -----------------------------           ------------------------------
    Name:   Robert M. Molter                Name: John P. Kelly
    Title:  Senior Vice President           Title: President/CEO


                                         Control Group, Ltd.


                                         By:  /s/ Michael T. Kane
                                              ----------------------------
                                             Name:   Michael T. Kane
                                             Title:  Vice President

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